UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28,  2010

MILWAUKEE IRON ARENA FOOTBALL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27831	91-1947658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11415 NW 123 Lane, Reddick, Florida	32686
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (718) 554-3652

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement; and
Item 8.01	Other Events.

On June 4, 2010, Milwaukee Iron Arena Football, Inc., (the “Issuer”) released an 8-K in which the Issuer claimed that Kodiak Capital Group, LLC, (“Kodiak”) was obligated to pay to the Issuer the sum of $1,000,000 (one million dollars) pursuant to a Put Notice that had presented to Kodiak under the terms of the Investment Agreement, which extended a $15,000,000 (fifteen million dollars) equity line to the Issuer. Upon further review of the Investment Agreement by the Issuer, the Issuer concedes that Kodiak may not be obligated to pay the sum of $1,000,000 (one million dollars) to the Issuer. On June 23, 2010, the Investor and Kodiak agreed to amicably terminate the Investment Agreement and their business relationship and executed a confidential Mutual Release and Termination Agreement to that effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milwaukee Iron Arena Football, Inc.

By:	/s/ RICHARD ASTROM
By: Richard Astrom, Chief Executive Officer
Date: June 28, 2010